EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-73454) of Asante Technologies, Inc. of our report dated October 25, 1996, except as to paragraph 2 of Note 9, which is as of November 18, 1996, appearing in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule which appears in this Annual Report on Form 10-K.




PRICE WATERHOUSE LLP

San Jose, California
December 20, 1996